Exhibit 10.1

Jim Jerome

December 18, 2008

Re: Amendment to Performance Options

Dear Jim:

I am pleased to inform you that the Compensation Committee of NetSpend Holdings, Inc. (the “Company”) has favorably amended your performance stock options (with respect to 50,000 shares of common stock granted to you on May 8, 2008 (the “Option”) under the Amended and Restated NetSpend Holdings, Inc. 2004 Stock Option Plan (the “Plan”)).  Prior to this amendment, the Option could not vest unless a performance target was achieved in connection with a Change in Control or an IPO and you remained employed for a specified period of time.  This amendment generally provides that the Option will vest if you remain employed with the Company for six years (measured from the Vesting Measurement Date, as defined in your Option) unless a Change in Control occurs during this six-year period and the performance target is not achieved in connection with the Change in Control.

To effect this amendment, the “Vesting and Exercise Schedule” set forth in your Notice of Grant (“Option Notice”) and Section 8(b) of your Stock Option Agreement has been amended as set forth below.  If there is any confusion as to which of your stock options has been amended pursuant to the terms of this letter, the first sentence of the “Vesting and Exercise Schedule” has not changed.  Also, if there is any conflict between the preceding paragraph and the amended provisions below, the amended provisions will govern.

Amended Vesting and Exercise Schedule in Option Notice (This replaces the Vesting and Exercise Schedule in your Option Notice)

Vesting and Exercise Schedule

(a)  This Option shall become vested subject to two conditions, a performance-based vesting condition and, to the extent the performance-based vesting condition is met, a time-based vesting condition, each as described herein.  Subject to the time vesting condition set forth in the next sentence, 100% of the Option shall become eligible for vesting on the date the Company achieves the Target (as defined below).  For purposes of this Notice of Grant, the Company shall have achieved the “Target” on the date that the Company’s Equity Value equals or exceeds for the first time the Equity Value Hurdle (each as defined below).  If you have remained continuously employed through the date the Company achieves the Target, the Option shall vest in four equal annual installments, beginning on the first anniversary of the Vesting Measurement Date, subject to your continued service employment through the applicable vesting date.

(b)  Notwithstanding the foregoing, in the event that prior to or in connection with a Change in Control (excluding any Change in Control that also constitutes an Initial Public Offering), the Company has achieved or achieves, as applicable, the Target, if the Option is not being assumed by, or substituted for new options covering the stock of, the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, 100% of the portion of the Option that has not met the time-based condition shall terminate and shall no longer be exercisable upon the consummation of such Change in Control.  For purposes of clarification and notwithstanding any provision of this Notice of Grant or the Stock Option Agreement to the contrary, if the Company has not achieved the Target on or prior to a Change in Control, the Option shall terminate and shall no longer be exercisable as of the consummation of such Change in Control.

(c)  100% of the Option, to the extent not previously vested or terminated, shall vest on the sixth anniversary of the Vesting Measurement Date so long as you have remained continuously employed with the Company or an Affiliate through such date.  For purposes of clarification and notwithstanding any provision of this Notice of Grant or the Stock Option Agreement to the contrary, if the Company has not achieved the Target on or prior to a Change in Control, the Option shall terminate as of the consummation of such Change in Control and shall no longer be exercisable.

(d)  Determination of whether the Equity Value Hurdle (as defined below) has been achieved shall be made only (i) in connection with a Change in Control of the Company and/or (ii) upon or at any time, and from time to time, following an Initial Public Offering (as defined below), all as provided below.  The initial “Equity Value Hurdle” (measured as of January 1, 2008) is $1.0 billion and shall be increased from time to time as follows (without duplication):

(i)                                     in the event that the Company raises additional capital from the sale of equity by the Company, the proceeds of which are used to fund acquisitions by the Company or any subsidiary thereof, based on the following formula:

a.               I = (EVH/(1-N/FD))-EVH, where

i.	I is the amount of the increase in each Equity Value Hurdle,

ii.	EVH is the Equity Value Hurdle in effect immediately prior to such issuance,

iii.	N is the number of common stock equivalents of the Company issued in connection with such sale of equity, and

iv.	FD is the fully diluted number of common stock equivalents of the Company outstanding after giving effect to such issuance.

(ii)                                  in the event that the Company issues securities of the Company in connection with any acquisition by the Company or any subsidiary thereof (whether by way of merger, acquisition or similar transaction), joint venture, corporate partnering arrangement or similar arrangement, based on the following formula:

a.                                       I = (EVH/(1-N/FD))-EVH, where

i.	I is the amount of the increase in each Equity Value Hurdle,

ii.	EVH is the Equity Value Hurdle in effect immediately prior to such issuance,

iii.	N is the number of common stock equivalents of the Company issued in connection with such acquisition, joint venture, corporate partnering arrangement or similar arrangement, and

iv.	FD is the fully diluted number of common stock equivalents of the Company outstanding after giving effect to such issuance.

(iii)                               by the aggregate value of other consideration (including assumed indebtedness) paid by the Company or any subsidiary thereof (as determined in good faith by the Board) in connection with any such acquisition, transaction or arrangement by the Company or any subsidiary thereof.

The Company shall promptly determine the amount of any such increase in the Equity Value Hurdle and shall provide written notice to you of any such increase in the Equity Value Hurdle.

(e)  The following is an example (and assumes that no Change in Control occurs):  If the Company achieves the Target 13 months following the Vesting Measurement Date in connection with an Initial Public Offering, 25% of the Option will vest on the date the Company achieves the Target and the remainder of the Option will vest in three equal annual installments on the next three anniversaries of the Vesting Measurement Date, subject to your continued employment with the Company or an Affiliate through the applicable vesting date.  If the Company achieves the Target five years following the Vesting Measurement Date, 100% of the Option will vest on the date the Company achieves the Target so long as you have remained employed with the Company or an Affiliate through the date the Company achieves the Target.

(f)  Prior to an Initial Public Offering, the Option will only be eligible to vest upon a Change in Control (based on the Equity Value as of the Change in Control) or upon the sixth anniversary of the Vesting Measurement Date, as applicable.

(g)  For purposes of this Notice of Grant, the Stock Option Agreement and the Plan:

(i)  “Initial Public Offering” or “IPO” means the first firm commitment underwritten public offering for shares of Common Stock pursuant to an effective registration statement under the Securities Act with aggregate gross proceeds of at least $40,000,000.

(ii)  “Equity Value” means, with respect to a determination made in connection with a Change in Control, the aggregate value of the fully-diluted equity of the Company, as determined in good faith by the Board based on the proceeds received in connection with a Change in Control.  With respect to a determination made upon or at any time, and from time to time, following the date of an IPO and not made in connection with a Change in Control, a particular Equity Value Hurdle shall be deemed to be achieved only upon the aggregate market capitalization of the Common Stock being equal to or greater than the applicable Equity Value Hurdle for thirty consecutive trading days.  For purposes of the foregoing, the market capitalization of the Common Stock shall be determined by multiplying the average of the closing sale prices (without regard to after-hours trading) of the Common Stock on the applicable securities exchange for the applicable 30 consecutive trading days by the weighted average number of shares of the Common Stock outstanding during such 30-day trading period.

Amended Section 8(b) of Stock Option Agreement

The last two sentences of Section 8(b) of the Stock Option Agreement underlying the Option are hereby amended and restated to read as follows:

Notwithstanding the foregoing or any provision of the Plan or this Agreement to the contrary, in the event of a Change in Control, if (i) prior to or in connection therewith the Company achieves or has achieved the Target (as defined in the Notice of Grant) and (ii) the Option is not being assumed by, or substituted for new options (“New Options”) covering the stock of, the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, 100% of the Option shall vest upon the consummation of such Change in Control.  Notwithstanding the foregoing or any provision of the Plan or this Agreement to the contrary, in the event of a Change in Control, if (i) prior to or in connection therewith the Company achieves or has achieved the Target (as defined in the Notice of Grant) and (ii) the Option is not being assumed by, or substituted for new options covering the stock of, the surviving, successor or purchasing corporation, or a parent or subsidiary thereof, 100% of the portion of the Option that has not met the time-based vesting condition shall terminate and shall no longer be exercisable as of the consummation of such Change in Control.

*              *              *

Except as modified above, your Option shall remain in full force and effect.

Sincerely yours,

/s/ Dan Henry

Dan Henry